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                                                                    Exhibit 10.2

                                   HPSC, Inc.

                             Audit Committee Charter

                  Adopted by the Board of Directors on 4/20/00


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PURPOSE AND OBJECTIVES

The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the financial reporting process. This will include, but is not limited to, oversight of the Company's systems of internal accounting and financial controls, the Company's process for monitoring compliance with applicable law and ethics programs, and the annual independent audit of the Company's financial statements.


In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention, with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.


MEMBERSHIP


The Committee, which is appointed by the Board, shall comprise not fewer than three members of the Board, and the Committee's composition will meet the requirements of the Audit Policy Committee of the NASD.


Accordingly all members of the Committee will be directors -


- who have no relationship to the Company that may interfere with their independence from management; and

- who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise and sophistication.


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DUTIES AND RESPONSIBILITIES

The Committee's job is one of oversight. The Company's management is responsible for preparing the Company's financial statements, and the outside auditors are responsible for auditing those financial statements. The Committee does not plan or conduct audits or determine whether the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. The Company's financial managers and the outside auditor, have more time, knowledge and detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification to the auditor's work. It is also not the duty of the Committee to resolve disagreements, if any, between management and the outside auditor.


     The Committee shall have the following duties and responsibilities:

     (1) Review with management and the outside auditor the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditor the matters required to be discussed by the Statement of Auditing Standards (`SAS') No. 61.

     (2) As a whole, or through the Committee chair, review with the outside auditor the Company's interim financial results to be included in the Company's quarterly reports to be filed with the Securities and Exchange Commission and the matters required to be discussed by SAS No. 61. This review will occur prior to the Company's filing of Form 10-Q.

     (3) Review the analysis prepared by management and the outside auditor of significant financial reporting issues and judgements made in connection with the preparation of the Company's financial statements.

     (4) Review the annual audit plan of the outside auditor. Ensure receipt from the outside auditor of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1; actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor; and take, or recommend that the full Board take, appropriate action to ensure the independence of the outside auditor.

     (5) Review and discuss with management and the outside auditor the Company's internal control procedures and practices for accomplishing proper financial management, safeguarding assets, authorizing and recording transactions and complying with Company policies and ethical practices and any comments of the outside auditor with respect to such policies and practices.


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     (6)  Review with management and the outside auditor any significant changes in the Company's accounting principles or financial reporting practices.

     (7) Consider the outside auditor's ultimate accountability to the Board and the Committee, as representatives of the shareholders, when evaluating, and, where appropriate, replacing the outside auditor (and in nominating the outside auditor to be proposed for shareholder approval in any proxy statement).

     (8) Review with the outside auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should cover any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

     (9) Review compliance with applicable regulatory and financial reporting requirements.

     (10) Conduct such other reviews as are necessary or advisable to discharge the foregoing responsibilities.

     (11) Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

     (12) Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     (13) Meet as a Committee four times per year, or more frequently as needed, to carry out the foregoing duties and responsibilities.

     (14) Report to the Board at its next meeting after each Committee meeting.